Exhibit 99.1

TSS, INC. REPORTS FIRST QUARTER 2017 RESULTS

ROUND ROCK, TX – May 15, 2017 – TSS, Inc. (Other OTC: TSSI), a data center and mission critical facilities and technology services company, reported results for its first quarter ended March 31, 2017.

First Quarter Highlights:

●	First quarter 2017 revenue of $4.4 million compared with $7.7 million in the first quarter of 2016 and $7.3 million in the fourth quarter of 2016.
●	Gross margin of 42% in the first quarter of 2017 compared with 17% in the first quarter of 2016.
●	Reduced selling, general and administrative expenses by $0.5 million or 23% compared to the first quarter of 2016.
●	Achieved operating income of $300,000 in the first quarter of 2017 compared to an operating loss of $1.1 million in the first quarter of 2016.
●	Net income of $254,000 or $0.02 per share, in the first quarter of 2017 compared to a net loss of $1,167,000 or $(0.07) per share in the first quarter of 2016.
●	Adjusted EBITDA income of $450,000 compared with Adjusted EBITDA loss of $848,000 in the first quarter of 2016.

“This is the first quarter where we saw the full financial benefits from our realignment efforts. As we expected, we made significant improvement in the quality of our revenue, reduced our operating costs and generated a significant year over year improvement in profitability.” said Anthony Angelini, President and Chief Executive Officer of TSS. “Moving forward, continuing to grow our systems integration and modular datacenter businesses will be key to sustaining and growing profitably. We are seeing many more opportunities in the datacenter lifecycle services market and believe we are now well positioned to benefit.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the first quarter 2017 financial results for Monday, May 15 at 4:30 PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 44859803#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at http://ir.totalsitesolutions.com/events.cfm.

An audio replay of the conference call will be available approximately one hour after e conclusion of the call and will be made available until June 14, 2017. The audio replay can be accessed by dialing 1-888-843-7419 in the U.S. or 630-652-3042 toll free then enter conference ID number 4485 9803#. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 90 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS provides a comprehensive suite of services for the planning, design, deployment, maintenance, refresh and take-back of end-user and enterprise systems, including the mission-critical facilities they are housed in. TSS provides a single-source solution for enabling technologies in data centers, operations centers, network facilities, server rooms, security operations centers, communications facilities and the infrastructure systems that are critical to their function. TSS’s services consist of technology consulting, design and engineering, project management, systems integration, systems installation and facilities management. For more information, visit www.totalsitesolutions.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: our independent registered public accounting firm’s reports on our 2015 and 2016 financial statements contain an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern; we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2016. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	March 31,	December 31,
	2017	2016
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$1,295	$2,152
Contract and other receivables, net	1,477	2,389
Costs and estimated earnings in excess of billings on uncompleted contracts	290	539
Inventories, net	66	59
Prepaid expenses and other current assets	191	252
Total current assets	3,319	5,391
Property and equipment, net	475	544
Goodwill	1,907	1,907
Intangible assets, net	669	704
Other assets	112	30
Total assets	$6,482	$8,576
Liabilities and Stockholders’ Equity
Current Liabilities
Convertible notes payable, current portion, net	$98	$246
Borrowings under receivables factoring agreement	434	737
Accounts payable and accrued expenses	3,696	5,319
Billings in excess of costs and estimated earnings on uncompleted contracts	2,571	2,818
Total current liabilities	6,799	9,120
Convertible notes, less current portion, net	835	825
Other liabilities	16	62
Total liabilities	7,650	10,007
Stockholders’ Equity (Deficit)
Preferred stock- $.0001 par value; 1,000 shares authorized at March 31, 2017 and December 31, 2016; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at March 31, 2017 and December 31, 2016: 16,316 and 16,370 shares issued at March 31, 2017 and December 31, 2016, respectively	2	2
Additional paid-in capital	68,532	68,522
Treasury stock 759 and 748 shares at cost at March 31, 2017 and December 31, 2016, respectively	(1,533)	(1,532)
Accumulated deficit	(68,169)	(68,423)
Total stockholders' equity (deficit)	(1,168)	(1,431)
Total liabilities and stockholders’ equity (deficit)	$6,482	$8,576

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended March 31,
	2017	2016
Results of Operations:
Revenue	$4,389	$7,675
Cost of revenue, excluding depreciation and amortization	2,530	6,370
Gross profit	1,859	1,305
Operating expenses:
Selling, general and administrative	1,741	2,252
Depreciation and amortization	139	147
Gain on sale of assets	(321)	-
Total operating costs	1,559	2,399
Operating income (loss)	300	(1,094)
Interest income (expense), net	(77)	(80)
Other income (expense), net	-	7
Income (loss) before income taxes	223	(1,167)
Income tax expense (benefit)	(31)	-
Net income (loss)	$254	$(1,167)
Basic and diluted income (loss) per share:
Net income(loss) per share	$0.02	$(0.07)

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended March 31,
	2017	2016

Net income (loss)	$254	$(1,167)
Interest income (expense), net	77	80
Depreciation and amortization	138	147
Income tax expense (benefit)	(31)	14
EBITDA	$438	$(926)
Stock based compensation	10	72
Provision for bad debts	5	6
Adjusted EBITDA	$450	$(848)